Exhibit 10.2

Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 23, 2026, by and among EQV Ventures Acquisition Corp., a Cayman Islands exempted company, which shall be domesticated as a Delaware corporation prior to the closing of the Business Combination (the “Company”), Presidio PubCo Inc., a Delaware corporation (the “Pubco” and together with the Company, the “SPAC Parties”), Presidio Investment Holdings LLC, a Delaware limited liability company (the “Target”), and the purchaser identified on the signature pages hereto (including its successors and assigns, the “Purchaser”).

WHEREAS, the Company, Pubco, the Target, Prometheus Holdings LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“EQV Holdings”), Prometheus Pubco Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of ParentCo (“EQV Merger Sub”), and Prometheus Merger Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of EQV Holdings (“Target Merger Sub”), entered into a Business Combination Agreement, dated as of August 5, 2025 (the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement and after the Domestication (as defined below), EQV Merger Sub will merge with and into the Company (the “Flip Merger”), with the Company surviving the Flip Merger as a wholly owned Subsidiary of Pubco and with Company shareholders receiving one share of Class A common stock, par value $0.0001, per share of Pubco for each Class A ordinary share, par value $0.0001 per share, of the Company held by such shareholder, in accordance with the terms of the Business Combination Agreement, and after giving effect to such merger, the Company will become a wholly owned subsidiary of Pubco;

WHEREAS, immediately following the Flip Merger, among other things, (i) Target Merger Sub will merge with and into the Target, with the Target as the surviving entity (the “Target Merger”, and together with the Flip Merger, the “First Mergers”), resulting in the Target becoming a wholly owned direct subsidiary of EQV Holdings and (ii) receiving Cash Consideration (as defined in the Business Combination Agreement) and Equity Consideration (as defined in the Business Combination Agreement) consisting of (x) EQV Holdings Class A Units (as defined in the Business Combination Agreement) issued by EQV Holdings and (y) Class B Shares issued by the Company;

Whereas, the Company, Pubco, EQV Holdings, Target, EQV Resources LLC, a Delaware limited liability company (“EQVR”), EQV Resources Intermediate LLC, a Delaware limited liability company and EQVR Merger Sub LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Pubco (“EQVR Merger Sub”), entered into a Merger Agreement, dated as of August 5, 2025 (the “Merger Agreement”), pursuant to which EQVR Merger Sub shall merge with and into EQVR (the “EQVR Merger” and together with the First Mergers, the “Mergers”), with EQVR surviving the EQVR Merger as an indirect, wholly owned subsidiary of the Company (the transactions contemplated by the Business Combination Agreement and the Merger Agreement, including the Mergers, the “Business Combination”);

WHEREAS, pursuant to the Business Combination Agreement, the Company shall provide its eligible shareholders with the opportunity to exercise their right to participate in the EQV Share Redemption (as defined in the Business Combination Agreement), in conjunction with, among other things, obtaining the EQV Required Vote (as defined in the Business Combination Agreement);

WHEREAS, prior to the Domestication, but after giving effect to the EQV Share Redemption (as defined in the Business Combination Agreement), the Company shall cause each then issued and outstanding EQV Class B Share (as defined in the Business Combination Agreement) be converted into an EQV Class A Share (as defined in the Business Combination Agreement) in accordance with the EQV Governing Documents (as defined in the Business Combination Agreement) (the “EQV Share Conversion”);

WHEREAS, prior to the consummation of the First Mergers but after giving effect to the EQV Share Conversion, the Company shall, subject to obtaining the EQV Required Vote (as defined in the Business Combination Agreement) undertake the Domestication;

WHEREAS, in connection with the Domestication, (a) each then issued and outstanding EQV Class A Share (as defined in the Business Combination Agreement) will convert automatically, on a one-for-one basis, from a Class A ordinary share of EQV to a share of Class A common stock, par value $0.0001 per share, of EQV and (b) each EQV Warrant (as defined in the Business Combination Agreement) will convert automatically, on a one-for-one basis, from a whole warrant exercisable for one Class A ordinary share of EQV into a whole warrant exercisable for one share of Class A common stock, par value $0.0001 per share, of EQV, pursuant to the EQV Public Warrant Agreement (as defined in the Business Combination Agreement); and

WHEREAS, in connection with the Business Combination, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), Pubco desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from Pubco, securities of Pubco, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, EQV, the Target and the Purchaser agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” means any action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the applicable party, threatened in writing against or affecting the applicable party or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Blue Sky Laws” shall have the meaning ascribed to such term in Section 3.1(b)(ii).

“Board of Directors” means the board of directors of Pubco.

“BSA/PATRIOT Act” shall have the meaning ascribed to such term in Section 3.2(l).

“Business Combination” shall have the meaning ascribed to such term in the recitals.

“Business Combination Agreement” shall have the meaning ascribed to such term in the recitals.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York or the Cayman Islands; provided, however, that such commercial banks shall not be deemed to be authorized to be closed for purposes of this definition due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by Pubco with the Secretary of State of Delaware, in the form of Exhibit A attached hereto.

“Class B Shares” has the meaning set forth in Section 3.1(c)(ii).

“Closing” means the closing of the purchase and sale of the Preferred Stock pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) Pubco’s obligations to deliver the Preferred Stock, in each case, have been satisfied or waived in accordance with this Agreement.

“Closing Notice” shall have the meaning ascribed to such term in Section 2.1.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A common stock of Pubco, par value $0.0001 per share.

“Company” has the meaning set forth in the recitals.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against Loss with respect thereto.

“Contract” means any written or oral contract, agreement, license or lease (including any amendments thereto).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms of the Certificate of Designation.

“Disclosure Documents” shall have the meaning ascribed to such term in Section 4.6.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(a)(vii).

“Domestication” means the Company’s migration to and domestication as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended and the Cayman Islands Companies Act (as revised) in connection with the closing of the Business Combination.

“DTC” shall have the meaning ascribed to such term in Section 3.1(b)(iii).

“Effective Date” means the first date on which (a) the initial Registration Statement has been declared effective by the Commission registering all of the Conversion Shares or (b) all of the Conversion Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 (but with no volume or other restrictions or limitations including as to manner or timing of sale or current public information requirements).

“Enforceable” means, with respect to any Contract stated to be enforceable by or against any Person, that such Contract is a legal, valid and binding obligation enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

“EQV Share Conversion” has the meaning set forth in the recitals.

“EQV Merger Sub” has the meaning set forth in the recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“First Mergers” has the meaning set forth in the recitals.

“Flip Merger” has the meaning set forth in the recitals.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all obligations, contingent or otherwise, with respect to letters of credit, surety bonds, and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Law” means any federal, state, local, municipal, foreign or other final and effective law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, order or consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Losses” means losses, liabilities, obligations, claims, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation.

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“OFAC” shall have the meaning ascribed to such term in Section 3.2(l).

“OFAC List” shall have the meaning ascribed to such term in Section 3.2(l).

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Other Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of August 5, 2025, by and among the Company, Pubco, the Target and the purchaser parties thereto, providing for the issuance and sale of the Series A Perpetual Preferred Stock, par value $0.0001 per share.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIPE Investment” shall have the meaning ascribed to such term in the Business Combination Agreement.

“Placement Agent” means TD Securities (USA) LLC.

“Preference Shares” has the meaning set forth in Section 3.1(c)(ii).

“Preferred Stock” means the Series B Perpetual Participating Convertible Preferred Stock, par value $0.0001 per share, having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit A hereto.

“Proceeding” means any action, claim, suit, charge, cause of action, petition, litigation, complaint, investigation, audit, examination, assessment, notice of violation, citation, grievance, arbitration, mediation, demand, inquiry or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Purchaser” shall have the meaning ascribed to such term in the preamble.

“Registration Statement” means a registration statement meeting the requirements set forth in Section 4.13 and covering the resale of the Conversion Shares by the Purchaser as provided for in Section 4.13.

“Representatives” shall have the meaning ascribed to such term in Section 3.2(g).

“Required Minimum” means, as of any date, with respect to the Common Stock, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any shares of Common Stock issuable upon the conversion of all Preferred Stock, ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“Scheduled Closing Date” shall have the meaning ascribed to such term in Section 2.1.

“SEC Filings” shall have the meaning ascribed to such term in Section 3.1(c)(i).

“SEC Guidance” shall have the meaning ascribed to such term in the introductory paragraph to Section 3.1.

“Securities” means the Preferred Stock and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SPAC Parties” has the meaning set forth in the recitals.

“SPAC Party Material Adverse Effect” means any change, event, development, state of facts, condition, circumstance, effect or occurrence (collectively, “Events”), that, individually or when aggregated with other Events has had, or would reasonably be expected to have, a material adverse effect on the legal authority and ability of a SPAC Party to comply with the terms of this Agreement, including the issuance and sale of the Preferred Stock, or does or would reasonably be expected to materially delay or materially impede the ability of a SPAC Party to consummate the transactions contemplated by the Business Combination Agreement and Merger Agreement; provided, however, that no change or effect related to any of the following, alone or in combination, shall be taken into account in determining whether a SPAC Party Material Adverse Effect has occurred: (i) the announcement, negotiation, pendency, execution or delivery of the Business Combination Agreement, the Merger Agreement, this Agreement or any other Transaction Document or consummation of the transactions contemplated hereby and thereby, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement, negotiation, pendency, execution, delivery or consummation) on relationships, contractual or otherwise, with any landlords, customers, suppliers, distributors, partners or employees of the SPAC Parties and their respective subsidiaries; (ii) the taking of any action required by the Business Combination Agreement, the Merger Agreement, this Agreement or any other Transaction Document; (iii) any natural disaster (including hurricanes, storms, tornados, flooding, mudslides, earthquakes, volcanic eruptions or similar occurrences), effects of weather or meteorological conditions, pandemic (including any directive thereof), epidemics, disease outbreaks or public health emergencies or change in climate, (iv) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions; (v) EQV Share Redemption, (vi) any breach of any covenants, agreements or obligations of Purchaser, any holder of Preferred Stock or Common Stock or investor in any PIPE Investment, or any creditor under this Agreement or other agreement related to financing the SPAC Parties and their respective subsidiaries (including any breach of such Person’s obligations to fund any amounts thereunder when required); (vii) any change in applicable Laws or GAAP or Tax or any interpretation thereof following the date of this Agreement; (viii) any change in interest rates or economic, political, business or financial market conditions generally, including international, national, regional, state, provincial or local wholesale or retail markets for oil, natural gas or other commodities or other related products and operations, (ix) any trade disputes or the imposition, repeal, modification or alteration of, or any proposal, threat or announcement with respect to, any import or export restriction, tariff, duty, border adjustment tax, customs valuation methodology, trade remedy measure (including, without limitation, antidumping, countervailing duty or safeguard action), quota, sanction, embargo or other trade restrictions, whether unilateral, bilateral, plurilateral or multilateral in nature, and whether implemented or threatened by the United States, any foreign sovereign or any supranational body, including any retaliation, countermeasure or responsive action (formal or informal) by any Governmental Entity or regional trade block in respect of, or in response to the foregoing, (x) any changes generally affecting the industries or geographical areas in which the SPAC Parties and their respective subsidiaries or their customers operate, whether international, national, regional, state, provincial or local, (xi) labor strikes, requests for representation, organizing campaigns, work stoppages, slowdowns or other labor disputes, (xii) actions or omissions expressly required to be taken or not taken by the SPAC Parties and their respective subsidiaries in accordance with the Business Combination Agreement, the Merger Agreement, this Agreement or any other Transaction Document, (xiii) changes in, or effects on, the assets or properties of the Company and its subsidiaries which are cured (including the payment of money), (xiv) failure by the SPAC Parties and their respective subsidiaries to meet any projections or forecasts for any period occurring on or after the date hereof (it being understood and agreed that the exception to this clause (xiv) shall not preclude any party from asserting that the underlying Events giving rise to such failure should be taken into account in determining whether there has been a SPAC Party Material Adverse Effect if not otherwise excluded by another clause of this definition), (xv) the potential, impending or actual bankruptcy or insolvency Proceedings relating; but in the case of clauses (iii) through (xi), only to the extent that such Event described in such clauses do not materially disproportionately impact the SPAC Parties and their respective subsidiaries, taken as a whole, relative to other similarly situated industry participants.

“Sponsor” means EQV Ventures Sponsor LLC, a Delaware limited liability company.

“Standard Settlement Period” shall have the meaning ascribed to such term in Section 4.1(c).

“Stated Value” means $1,000 per share of Preferred Stock.

“Stock Exchange” means either The Nasdaq Stock Market LLC or the New York Stock Exchange (or any successors to any of the foregoing).

“Subscription Amount” shall mean the amount to be paid for the Preferred Stock purchased hereunder pursuant to the terms of this Agreement as set forth across from the Purchaser’s name on Schedule A hereto in U.S. dollars and in immediately available funds prior to any deduction for original issue discount.

“Target Companies” means the Target and its subsidiaries.

“Target Material Adverse Effect” means any Event, that, individually or when aggregated with other Events (a) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, results of operations or financial condition of the Target and its subsidiaries, taken as a whole, or (b) does or would reasonably be expected to materially delay or materially impede the ability of the Target to consummate the transactions contemplated by the Business Combination Agreement; provided, however, that no change or effect related to any of the following, alone or in combination, shall be taken into account in determining whether a Target Material Adverse Effect has occurred: (i) the announcement, negotiation, pendency, execution or delivery of the Business Combination Agreement, this Agreement or any other Transaction Document or consummation of the transactions contemplated hereby and thereby, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement, negotiation, pendency, execution, delivery or consummation) on relationships, contractual or otherwise, with any landlords, customers, suppliers, distributors, partners or employees of the Target or its subsidiaries; (ii) the taking of any action required by the Business Combination Agreement, this Agreement or any other Transaction Document; (iii) any natural disaster (including hurricanes, storms, tornados, flooding, mudslides, earthquakes, volcanic eruptions or similar occurrences), effects of weather or meteorological conditions, pandemic (including any directive thereof), epidemics, disease outbreaks or public health emergencies or change in climate, (iv) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions; (v) any breach of any covenants, agreements or obligations of Purchaser, any holder of Preferred Stock or Common Stock or investor in any PIPE Investment, or any creditor under this Agreement or other agreement related to financing the Target (including any breach of such Person’s obligations to fund any amounts thereunder when required); (vi) any change in applicable Laws or GAAP or Tax or any interpretation thereof following the date of this Agreement; (vii) any change in interest rates or economic, political, business or financial market conditions generally, including international, national, regional, state, provincial or local wholesale or retail markets for oil, natural gas or other commodities or other related products and operations, (viii) any changes generally affecting the industries or geographical areas in which the Target, its subsidiaries or its customers operate, whether international, national, regional, state, provincial or local, (ix) changes in the operations or availability of upstream or downstream pipelines, gathering systems, distribution systems or end use facilities, (x) changes in international, national, regional, state, provincial or local oil, natural gas, natural gas liquids, electric generation, transition or distribution systems generally, (xi) changes in the markets (including local or regional sub-markets or zones) for, or costs of, oil or natural gas or other commodities or related products, or access to such markets, (xii) any trade disputes or the imposition, repeal, modification or alteration of, or any proposal, threat or announcement with respect to, any import or export restriction, tariff, duty, border adjustment tax, customs valuation methodology, trade remedy measure (including, without limitation, antidumping, countervailing duty or safeguard action), quota, sanction, embargo or other trade restrictions, whether unilateral, bilateral, plurilateral or multilateral in nature, and whether implemented or threatened by the United States, any foreign sovereign or any supranational body, including any retaliation, countermeasure or responsive action (formal or informal) by any Governmental Entity or regional trade block in respect of, or in response to the foregoing, (xiii) labor strikes, requests for representation, organizing campaigns, work stoppages, slowdowns or other labor disputes, (xiv) actions or omissions expressly required to be taken or not taken by the Target in accordance with the Business Combination Agreement, this Agreement or any other Transaction Document, (xv) changes in, or effects on, the assets or properties of the Target and its subsidiaries, taken as a whole, which are cured (including the payment of money), (xvi) failure by the Target and its subsidiaries, taken as a whole, to meet any projections or forecasts for any period occurring on or after the date hereof (it being understood and agreed that the exception to this clause (xvi) shall not preclude any party from asserting that the underlying Events giving rise to such failure should be taken into account in determining whether there has been a Target Material Adverse Effect if not otherwise excluded by another clause of this definition), (xvii) the potential, impending or actual bankruptcy or insolvency Proceedings relating; but in the case of clauses (iii) through (xii), only to the extent that such Event described in such clauses do not materially disproportionately impact the Target and its subsidiaries, taken as a whole, relative to other similarly situated industry participants.

“Target Merger” has the meaning set forth in the recitals.

“Target Merger Sub” has the meaning set forth in the recitals.

“Taxes” means all direct or indirect federal, state, local, and foreign net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges in the nature of a tax, together with any interest and any penalties or additions to taxes, imposed by a Governmental Entity.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Certificate of Designation and all exhibits and schedules thereto.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Trust Account” means the trust account established by the Company pursuant to the Trust Agreement.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated of August 6, 2024, by and between the Company and Continental Stock Transfer & Trust Company.

“Trust Distributions” shall have the meaning ascribed to such term in Section  5.19.

ARTICLE 2

PURCHASE AND SALE

2.1 Closing. As of the date hereof, upon the terms and subject to the consummation of the Flip Merger, the Domestication, the substantially concurrent consummation of the Business Combination and the conditions set forth herein, Pubco agrees to sell, and the Purchaser hereby irrevocably subscribes for and agrees to purchase at the Closing, an aggregate number of shares of Preferred Stock listed on Schedule A. Pubco shall provide written notice (which may be via email) to the Purchaser (the “Closing Notice”) that Pubco reasonably expects the Closing to occur (and the conditions thereto to be satisfied) on a date specified in the notice (the “Scheduled Closing Date”) not less than three Business Days after the date of the Closing Notice (or such earlier date as may be mutually agreed by Pubco and the Purchaser), which Closing Notice shall contain the wire amounts of the Purchaser and the wire transfer instructions of Pubco. The failure of the Closing to occur on the Scheduled Closing Date shall not terminate this Agreement or otherwise relieve any party of any of its obligations hereunder, subject to Section 5.1(a). At the Closing, (a) the Purchaser shall pay its Subscription Amount to Pubco for the Preferred Stock to be issued and sold to the Purchaser at the Closing, by wire transfer of immediately available funds in accordance with the wire transfer instructions of Pubco, and (b) Pubco shall deliver to the Purchaser its shares of Preferred Stock as determined pursuant to Section 2.2(a), and (c) Pubco and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur by electronic exchange of documents and signatures. If the Closing does not occur within 10 Business Days following the Scheduled Closing Date (or such earlier date on which the Closing is consummated or scheduled to occur pursuant to this Section), the Company shall promptly (but not later than three Business Days thereafter) return the Subscription Amount in full to the Purchaser; provided that, unless this Agreement has been terminated pursuant to Section 5.1(a) hereof, such return of funds shall not terminate this Agreement or relieve the Purchaser of its obligation to purchase the Preferred Stock at the Closing upon the delivery by the Company of a subsequent Closing Notice in accordance with this Section.

2.2       Deliveries.

(a)       On or prior to the Closing Date, Pubco shall deliver or cause to be delivered to the Purchaser the following:

(i)       a certificate evidencing (or reasonable evidence of issuance by book entry, as applicable, of) such aggregate number of shares of Preferred Stock set forth on Schedule A next to the Purchaser’s name, registered in the name of the Purchaser and evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Delaware;

(ii)      the wire transfer instructions of Pubco;

(iii)     a duly executed certificate from an authorized representative of Pubco, dated as of the date hereof, including true, complete and correct copies of the then-in-effect Certificate of Incorporation and Bylaws of Pubco; and

(iv)     a duly executed certificate from an authorized representative of Pubco, dated as of the date hereof, certifying, with respect to Pubco, that the conditions set forth in Section 2.3(c)(i)-(iii) have been satisfied.

(b)       On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to Pubco the following:

(i)       a duly executed IRS Form W-9, and any other tax-related documentation or information reasonably requested by Pubco; and

(ii)       the Purchaser’s Subscription Amount.

2.3       Closing Conditions.

(a)       The Closing shall be subject to the satisfaction, or valid waiver in writing by the SPAC Parties and Purchaser, of the conditions that, on the Closing Date:

(i)       (A) all conditions precedent to the closing of the Business Combination set forth in the Business Combination Agreement or Merger Agreement, as applicable, shall have been satisfied (as determined by the parties to the Business Combination Agreement and the Merger Agreement, respectively) or waived in writing, according to the terms of the Business Combination Agreement or Merger Agreement, as applicable, by the Person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Business Combination pursuant to the Business Combination Agreement or Merger Agreement, as applicable, including to the extent that any such condition precedent is, or is dependent upon, the consummation of the transactions contemplated hereby), and (B) the closing of the Business Combination shall occur concurrently with or on the same date as the Closing;

(ii)      the deliverables in 2.2(a) shall have been delivered; and

(iii)     no applicable Governmental Entity shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby (including, without limitation, the Domestication) illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

(b)       The obligation of Pubco to consummate the Closing, and issue the Preferred Stock, shall be subject to the satisfaction or valid waiver in writing by Pubco of the additional conditions that, on the Closing Date:

(i)       all representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Purchaser of each of the representations, warranties and agreements of the Purchaser contained in this Agreement as of the Closing Date, but without giving effect to consummation of the Business Combination, or as of such earlier date, as applicable;

(ii)       the representations and warranties of the Purchaser contained in Section 3.2(q) of this Agreement shall be true and correct at all times on or prior to the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Purchaser of such representations and warranties;

(iii)       the Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iv)       the Purchaser shall have delivered all of the items set forth in Section 2.2(b) of this Agreement.

(c)       The obligation of the Purchaser to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Purchaser of the additional conditions that, on the Closing Date:

(i)       all representations and warranties of the SPAC Parties contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or SPAC Party Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or SPAC Party Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the SPAC Parties of each of the representations, warranties and agreements of the SPAC Parties contained in this Agreement as of the Closing Date, but without giving effect to consummation of the Business Combination, or as of such earlier date, as applicable;

(ii)       the SPAC Parties shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii)       Pubco shall have delivered all of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1        Representations and Warranties of the SPAC Parties. Except as set forth in any SPAC Party SEC Filings filed, furnished or submitted on or prior to the date hereof or on or prior to the Closing Date, as applicable, and provided that no representation or warranty by EQV shall apply to any statement or information in the SEC Filings that relates to changes to historical accounting policies of the SPAC Parties in connection with any order, directive, guideline, comment or recommendation from the Commission or the SPAC Parties’ auditor or accountant that is applicable to the SPAC Parties (collectively, the “SEC Guidance”), nor shall any correction, amendment, revision or restatement of the SPAC Parties’ financial statements due wholly or in part to the SEC Guidance or any other accounting matters, nor any other effects that relate to or arise out of, or are in connection with or in response to, any of the foregoing or any changes in accounting or disclosure related thereto, be deemed to be a breach of any representation or warranty by the SPAC Parties:

(a)       each SPAC Party represents and warrants to the Purchaser that with regards to such SPAC Party:

(i)       Such SPAC Party (i) is duly organized, incorporated, formed or registered, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted in all material respects and to enter into and perform its obligations under this Agreement and the other Transaction Documents, and (iii) is duly licensed, registered or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a SPAC Party Material Adverse Effect.

(ii)      All corporate action required to be taken by the boards of directors and shareholders of such SPAC Party in order to authorize such SPAC Party to enter into this Agreement and the other Transaction Documents has been taken or will be taken prior to the Closing Date. All action on the part of the officers of the SPAC Parties necessary for the execution and delivery of this Agreement and the other Transaction Documents, the performance of all obligations of the SPAC Parties under the Transaction Documents to be performed as of the Closing Date, and the issuance and Delivery of the Preferred Stock has been taken or will be taken prior to the Closing Date. This Agreement has been duly authorized and validly executed and delivered by the SPAC Parties, and upon execution thereof, the other Transaction Documents will have been validly executed and delivered by the SPAC Parties, and assuming the due authorization, execution and delivery of the same by the Target and the Purchaser of this Agreement and the other Transaction Documents to which they are a party and the due authorization, execution and delivery of the same by all other parties to any Transaction Document, each of this Agreement and the other Transaction Documents shall constitute the valid and legally binding obligation of the SPAC Parties, enforceable against the SPAC Parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(iii)     Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2 of this Agreement, the execution, delivery and performance of this Agreement and the other Transaction Documents, the issuance and sale of the Preferred Stock hereunder, the compliance by such SPAC Party with all of the provisions of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such SPAC Party pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such SPAC Party is a party or by which such SPAC Party is bound or to which any of the property or assets of such SPAC Party is subject, (ii) the Organizational Documents of such SPAC Party, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such SPAC Party or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a SPAC Party Material Adverse Effect.

(iv)    Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2 of this Agreement, such SPAC Party is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents (including, without limitation, the issuance of the Preferred Stock), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 4.13, (iii) filings required by the Commission, (iv) filings required by the Stock Exchange, including with respect to obtaining shareholder approval, (v) filings and approvals required to consummate the Business Combination as provided under the Business Combination Agreement and Merger Agreement, as applicable, including those required in connection with the Domestication, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) those filings, the failure of which to obtain would not have a SPAC Party Material Adverse Effect.

(v)      Except for such matters as have not had and would not have a SPAC Party Material Adverse Effect, there is no (i) Action, Proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of such SPAC Party, threatened in writing against such SPAC Party or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against such SPAC Party.

(vi)     Neither such SPAC Party nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Preferred Stock. The Preferred Stock is not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither such SPAC Party nor any person acting on such SPAC Party’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would cause the offering of the Preferred Stock pursuant to this Agreement to be integrated with prior offerings by such SPAC Party for purposes of the Securities Act or any applicable shareholder approval provisions. Neither such SPAC Party nor any person acting on such SPAC Party’s behalf has offered or sold any securities, or has taken any other action, which would reasonably be expected to subject the offer, issuance or sale of the Preferred Stock, as contemplated hereby, to the registration provisions of the Securities Act.

(vii)    No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to such SPAC Party, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

(viii)   Except as would not reasonably be expected to be material to such SPAC Party, such SPAC Party is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

(ix)     The SPAC Parties are solely responsible for the payment of any fees, costs, expenses and commissions of the SPAC Parties and Affiliates of the SPAC Parties.

(x)      such SPAC Party has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of such SPAC Party to facilitate the sale or resale of any of the Securities.

(xi)     All income and other material Tax Returns required to be filed by such SPAC Party have been timely filed pursuant to applicable Laws. Such SPAC Party has timely paid all income and other material amounts of Taxes due and payable by it (whether or not shown as due and payable on any Tax Return). For U.S. federal (and applicable state or local) income Tax purposes, such SPAC Party expects to treat (and, if applicable, expects to cause its affiliates to treat) applicable portions of the Business Combination as set forth in Section 7.1(a) of the Business Combination Agreement.

(b)       Pubco represents and warrants to the Purchaser that:

(i)       As of the Closing Date, the Preferred Stock will be duly authorized and, when issued, paid for and delivered in accordance with this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under the Transaction Documents, the Organizational Documents of Pubco (as adopted on the Closing Date) or applicable securities laws), and will not have been issued in violation of any preemptive or similar rights created under Pubco’s Organizational Documents (as adopted on the Closing Date) or the laws of the State of Delaware. Sufficient Preferred Stock has been duly authorized and reserved for issuance. Sufficient Conversion Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of Pubco’s Organizational Documents, will be validly issued, fully paid and nonassessable, free and clear of all liens or other restrictions (other than those arising under the Transaction Documents, the Organizational Documents of Pubco (as adopted on the Closing Date) or applicable securities laws), and will not have been issued in violation of any preemptive or similar rights created under Pubco’s Organizational Documents (as adopted on the Closing Date) or the laws of the State of Delaware.

(ii)      Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act or any state securities laws (“Blue Sky Laws”) is required for the offer and sale of the Preferred Stock by Pubco to the Purchaser.

(iii)     As of the Closing Date, the Common Stock will be eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and, as of the Closing Date, Pubco is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. Pubco’s Transfer Agent is a participant in DTC’s Fast Automated Securities Transfer Program.

(iv)     To the knowledge of Pubco, Pubco is not, and immediately after receipt of payment for the Preferred Stock and consummation of the Business Combination, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)      As of the date hereof, the authorized share capital of Pubco consists of (i) 100 shares of common stock, and which shares are duly authorized and validly issued, are fully paid and are non-assessable. As of the Closing, the shares will be duly authorized and, when issued and delivered to the investor against full payment therefor in accordance with the terms of this Agreement, the shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Pubco’s certificate of incorporation (as adopted on the Closing Date) or under the Corporation Law of the State of Delaware. Except as set forth below and pursuant to the Other Subscription Agreements, the Other Securities Purchase Agreement, the Business Combination Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Pubco any Shares or other equity interests in Pubco, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, Pubco has no subsidiaries, other than EQV Merger Sub and EQVR Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which Pubco is a party or by which it is bound relating to the voting of any securities of Pubco, other than as contemplated by the Business Combination Agreement.

(c)       The Company represents and warrants to the Purchaser that:

(i)       As of their respective filing, submission, or furnishing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports, proxy statements, registration statements and other filings or submissions required to be filed or furnished, including those required in connection with the Business Combination, by the Company with the Commission (the “SEC Filings”) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Filings, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Filings. The financial statements of the Company included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the SEC Filings that relates or arises from the topics referenced in the SEC Guidance, and any restatement, revision or other modification to the SEC Filings (including any financial statements contained therein) relating to or arising from the SEC Guidance shall not be deemed material noncompliance for purposes of this Agreement or the other Transaction Documents.

(ii)      As of the date hereof, the authorized share capital of the Company consists of (i) 300,000,000 of the Company’s Class A Shares, (ii) 30,000,000 of the Company’s Class B ordinary shares, par value $0.0001 per share (the “Class B Shares”) and (iii) 1,000,000 of SPAC’s preference shares, par value of $0.0001 per share (the “Preference Shares”). As of the date hereof, (i) 35,822,500 Class A Shares are issued and outstanding, (ii) 8,750,000 Class B Shares are issued and outstanding and (iii) 11,887,499 warrants to acquire Class A Shares are outstanding. All (1) issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable and (2) outstanding warrants have been duly authorized and validly issued. Except as set forth below and pursuant to the Other Subscription Agreements, the Other Securities Purchase Agreement the Business Combination Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Class A Shares, Class B Shares or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Company has no subsidiaries, other than Pubco, EQV Merger Sub, Prometheus Merger Sub, and EQVR Merger Sub and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Business Combination Agreement.

(iii)     As of the Closing, following the Domestication, the Company will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware.

(iv)     As of the date hereof, the issued and outstanding Class A Shares of the Company are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on NYSE under the symbol “FTW”. Except as disclosed in the Company’s filings with the SEC, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the SEC, respectively, to prohibit or terminate the listing of the Class A Shares of the Company or, when issued, the Conversion Shares on NYSE or the Stock Exchange, as applicable, or to deregister the Class A Shares of the Company or, when registered and issued in connection with the Domestication, the Shares, under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Class A Shares of the Company under the Exchange Act, other than in connection with the Domestication and subsequent registration under the Exchange Act.

(v)      No other purchase agreements for Preferred Stock includes terms and conditions that are materially more advantageous to any other purchaser than the Purchaser hereunder, other than with respect to the transfer to any investor of securities of the Company by existing securityholders of the Company, which may be effectuated as a forfeiture to the Company and reiussance.

3.2        Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants:

(a)       The Purchaser (i) is an entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents.

(b)       Each of this Agreement and the other Transaction Documents to which the Purchaser is a party has been duly authorized, validly executed and delivered by the Purchaser, and assuming the due authorization, execution and delivery of the same by the SPAC Parties and Target, as applicable, each of this Agreement and the other Transaction Documents to which the Purchaser is a party shall constitute the valid and legally binding obligation of the Purchaser, Enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)       The execution, delivery and performance of this Agreement and the other Transaction Documents, including the subscription for and purchase of the Preferred Stock hereunder, the compliance by the Purchaser with all of the provisions of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Purchaser pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (ii) the Organizational Documents of the Purchaser, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Purchaser or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents, including the subscription for and purchase of the Preferred Stock.

(d)       (i) As of the date hereof, and on the Closing Date and each date on which it converts any Preferred Stock into Conversion Shares, the Purchaser, or if the Purchaser is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of such account, as applicable, is or will be an institutional “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth on Annex A hereto, (ii) the Purchaser is acquiring the Securities only for its own account and not for the account of others, or if the Purchaser is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and the Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) the Purchaser is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. The Purchaser has provided the SPAC Parties with the requested information on Annex A following the signature page hereto and the information contained therein is accurate and complete.

(e)       The Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that neither the offer nor sale of the Securities has been registered under the Securities Act or any other applicable securities laws of any state in the United States or other jurisdiction and that the SPAC Parties are not required to register the Securities except as set forth in Section 4.13. The Purchaser acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser absent an effective registration statement under the Securities Act except (and subject to the transfer restrictions set forth in the Certificate of Designation) (i) to Pubco or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, or (iii) an ordinary course pledge such as a broker lien over account property generally, and, in each of clauses (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Securities shall contain a restrictive legend to such effect. The Purchaser acknowledges and agrees that the Securities will be subject to these securities law transfer restrictions, and, as a result of these transfer restrictions, the Purchaser may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The Purchaser acknowledges and agrees that the Company is, as of the date hereof, a special purpose acquisition company and the Securities will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year following the filing on Form 10 (including by filing a Current Report on Form 8-K) required information with the Commission after the Closing Date. The Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

(f)       The Purchaser understands and agrees that it is purchasing the Preferred Stock directly from Pubco. The Purchaser further acknowledges that there have not been, and the Purchaser hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to the Purchaser by the SPAC Parties, the Target, the Placement Agent, the Sponsor, any of their respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Business Combination or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the SPAC Parties and the Target set forth in this Agreement. The Purchaser agrees that none of (i) any other Purchaser (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other Purchaser), (ii) the Placement Agent, its Affiliates or any of its or its Affiliates’ control persons, officers, directors or employees, (iii) the Sponsor, its Affiliates (other than Pubco), or any of its or its’ Affiliates respective control persons, officers, directors or employees or (iv) any other party to the Business Combination Agreement or the Merger Agreement, including any such party’s representatives, Affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, shall be liable to the Purchaser pursuant to this Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Preferred Stock.

(g)       In making its decision to purchase the Preferred Stock and own the Conversion Shares following any conversion of the Preferred Stock, the Purchaser has relied solely upon independent investigation made by the Purchaser. The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Securities, including with respect to the SPAC Parties, the Target and the Business Combination, and made its own assessment and is satisfied concerning the relevant financial, Tax and other economic considerations relevant to the Purchaser’s investment in the Securities. Without limiting the generality of the foregoing, the Purchaser acknowledges that it has reviewed the SPAC Parties’ filings with the Commission. The Purchaser represents and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and the Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. The Purchaser acknowledges that certain information provided by the SPAC Parties and the Target was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Purchaser further acknowledges that the information provided to the Purchaser was preliminary and subject to change, including as set forth in the registration statement and the proxy statement/prospectus that the SPAC Parties filed with the Commission in connection with the Business Combination (which included substantial additional information about the SPAC Parties, the Target and the Business Combination and shall be deemed to have updated and superseded the information previously provided to the Purchaser before the filing of such information). The Purchaser acknowledges and agrees that none of the Placement Agent, the Sponsor or any of their Affiliates or any of such Person’s or their respective Affiliate’s control persons, officers, directors, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”) has provided the Purchaser with any information, recommendation or advice with respect to the Securities nor is such information, recommendation or advice necessary or desired. None of the Placement Agent, the Sponsor or any of their respective Affiliates or Representatives has made or makes any representation as to the SPAC Parties or the Target or the quality or value of the Securities. In addition, the SPAC Parties, the Target, the Sponsor, the Placement Agent and their respective Affiliates or Representatives may have acquired non-public information with respect to the SPAC Parties or the Target which the Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to the Purchaser, none of the Placement Agent, its Affiliates or the SPAC Parties, the Target, the Sponsor or any of their respective Affiliates or Representatives has acted as a financial advisor or fiduciary to the Purchaser.

(h)       The Purchaser became aware of this offering of the Securities solely by means of direct contact between the Purchaser and the SPAC Parties or their respective Affiliates, by means of direct contact between the Purchaser and the Target or its Affiliates or by means of contact from the Placement Agent, and the Securities were offered to the Purchaser solely by direct contact between the Purchaser and the SPAC Parties or their Affiliates. The Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to the Purchaser, by any other means. The Purchaser acknowledges that Pubco represents and warrants that the Securities (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i)       The Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including but not limited to those set forth in the SEC Filings. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Purchaser has considered necessary to make an informed investment decision. The Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. The Purchaser understands and acknowledges that the purchase and sale of the Securities hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(j)       The Purchaser has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Purchaser and that the Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Purchaser’s investment in Pubco. The Purchaser acknowledges specifically that a possibility of total loss exists.

(k)       The Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(l)       The Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law. If the Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Purchaser maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, the Purchaser maintains policies and procedures reasonably designed to ensure that the funds held by the Purchaser and used to purchase the Preferred Stock were legally derived.

(m)       No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in Pubco as a result of the purchase and sale of Preferred Stock hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over Pubco from and after the Closing as a result of the purchase and sale of Preferred Stock hereunder.

(n)       The Purchaser (i) will have sufficient funds to pay the Subscription Amount pursuant to Section 2.2(b)(iii) of this Agreement and any expenses incurred by the Purchaser in connection with the transactions contemplated by or in connection with this Agreement and the other Transaction Documents; (ii) has the resources and capabilities (financial or otherwise) to perform its obligations under this Agreement and the other Transaction Documents; and (iii) has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect its ability to perform its obligations under this Agreement and the other Transaction Documents.

(o)       The Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the SPAC Parties, the Target, the Sponsor, the Placement Agent or any of their respective Affiliates or any of their respective or their respective Affiliates’ control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the SPAC Parties and the Target contained in Sections 3.1 and 3.3, respectively, of this Agreement, in making its investment or decision to invest in Pubco. The Purchaser agrees that none of (i) any other Purchaser or any other Person participating in any other private placement of shares of Common Stock (including the controlling persons, officers, directors, partners, agents or employees of any such other Person), (ii) the SPAC Parties, their respective Affiliates or any of their respective Affiliates’ control persons, officers, directors, partners, agents, employees or representatives, (iii) the Sponsor, its Affiliates or any of its or their respective Affiliates’ control persons, officers, directors, partners, agents, employees or representatives, nor (iv) the Placement Agent, its Affiliates or any of its or their respective control persons, officers, directors, partners, agents, employees or representatives shall be liable to the Purchaser or any other Purchaser pursuant to the Transaction Documents or any other agreement related to a private placement of Preferred Stock for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Preferred Stock hereunder or thereunder.

(p)       No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by the Purchaser solely in connection with the sale of the Preferred Stock to the Purchaser.

(q)       At all times on or prior to the Closing Date, the Purchaser has no binding commitment or a current plan or intention, nor presently has any plan or intention, to dispose of, or otherwise transfer (directly or indirectly), any of the Preferred Stock.

(r)       Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by the Purchaser with the Commission with respect to the beneficial ownership of Pubco’s outstanding securities prior to the date hereof, the Purchaser is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of Pubco (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(s)       The Purchaser acknowledges that (i) the SPAC Parties, the Target Companies, the Sponsor and the Placement Agent, and any of their respective Affiliates, control persons, officers, directors, employees, agents or representatives currently may have, and later may come into possession of, information regarding Pubco and the Target Companies that is not known to the Purchaser and that may be material to a decision to purchase the Securities, (ii) the Purchaser has determined to purchase the Securities notwithstanding its lack of knowledge of such information, and (iii) none of the SPAC Parties, the Target Companies, the Sponsor or the Placement Agent or any of their respective Affiliates, control persons, officers, directors, employees, agents or representatives shall have liability to the Purchaser, and the Purchaser hereby, to the extent permitted by law, waives and releases any claims it may have against the SPAC Parties, the Target Companies, the Sponsor, the Placement Agent and their respective Affiliates, control persons, officers, directors, employees, agents or representatives, with respect to the nondisclosure of such information.

(t)       The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the SPAC Parties.

(u)       The Purchaser acknowledges and is aware that the Placement Agent is acting as financial advisor to the SPAC Parties in connection with the Business Combination.

(v)       The Purchaser understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the SPAC Parties and Target.

(w)       The Purchaser, on behalf of itself and its Affiliates, hereby acknowledges and agrees that notwithstanding any provision of this Agreement to the contrary, except for the representations and warranties expressly made by the SPAC Parties in Section 3.1 and the Target in Section 3.3, or any Transaction Document delivered by the SPAC Parties or Target pursuant to this Agreement (i) neither the Company, Target nor their respective Affiliates make any representation or warranty with respect to the SPAC Parties, Target or any other person or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Purchaser or any of its Affiliates or representatives of any documentation, forecasts, projections or other information with respect to any one or more of the foregoing, and (ii) neither the Purchaser nor its Affiliates relied on any representation or warranty from or any other information provided by the SPAC Parties, Target or any Affiliate thereof, including any Pubco unitholder. Except for the representations and warranties expressly made by the SPAC Parties or Target in Section 3.1 or Section 3.3 hereof or any Transaction Document delivered by such party pursuant to this Agreement, all other representations and warranties, whether express or implied, are expressly disclaimed by the SPAC Parties and the Target. Notwithstanding anything in this Agreement, nothing in this Section 3.2(x) shall limit any claim or cause of action (or recovery in connection therewith) with respect to fraud.

3.3        Representations and Warranties of the Target. The Target hereby represents and warrants to the Purchaser:

(a)       The Target and each of its subsidiaries are duly organized and validly existing and in good standing under the laws of the jurisdiction in which such entity is formed, and have the requisite power and authority to own such entity’s properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Target and each of its subsidiaries are duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which such entity’s ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect.

(b)       The Target has the requisite power and authority to enter into and perform its obligations under the Business Combination Agreement, this Agreement and the other Transaction Documents. The execution and delivery of the Business Combination Agreement, this Agreement and the other Transaction Documents by the Target, and the consummation by the Target of the transactions contemplated hereby and thereby have been duly authorized by the Target’s board of directors or equivalent governing body, and no further filing, consent or authorization is required by the Target, its managers or its equity holders or other governing body (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware). The Business Combination Agreement and this Agreement have been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Target, and each constitutes the legal, valid and binding obligations of the Target, Enforceable against the Target in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c)       Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2 of this Agreement, the execution and delivery of this Agreement and the other Transaction Documents, the compliance by the Target with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Target pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or instrument to which the Target is a party or by which the Target is bound or to which any of the property or assets of the Target is subject, (ii) the Organizational Documents of the Target, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Target or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Target Material Adverse Effect.

(d)       Assuming the accuracy of the representations and warranties of the parties to this Agreement, the Target is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents (including, without limitation, the issuance of the Securities), other than (i) filings required by (x) applicable state securities laws and (y) federal antitrust laws and (ii) those filings, the failure of which to obtain would not have a Target Material Adverse Effect.

(e)       All income and other material Tax Returns required to be filed by Target have been timely filed pursuant to applicable Laws. Target has timely paid all income and other material amounts of Taxes due and payable by it (whether or not shown as due and payable on any Tax Return). For U.S. federal (and applicable state or local) income Tax purposes, Target expects to treat (and, if applicable, expects to cause its affiliates to treat) applicable portions of the Business Combination as set forth in Section 7.1(a) of the Business Combination Agreement.

(f)       The information and materials previously provided by or on behalf of the Target to the Purchaser (if any) in connection with the offer and sale of the Preferred Stock, have been prepared in a good faith effort by the Target to describe the Target’s present and proposed products. The Target acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2. Notwithstanding the foregoing, the Target makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Pubco, the Company, the Purchaser or its or their respective Affiliates.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1       Transfer Restrictions.

(a)       The Securities may only be disposed of in compliance with state and federal securities laws and may not be transferred except with the prior written consent of Pubco. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, Pubco may require the transferor thereof to provide to Pubco an opinion of counsel selected by the transferor and reasonably acceptable to Pubco, the form and substance of which opinion shall be reasonably satisfactory to Pubco, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and, if permitted pursuant to the terms thereof, Section 4.13 and shall have the rights and obligations of the Purchaser under this Agreement and Section 4.13.

(b)       The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in one or more of the following forms:

(i)       “NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(ii)      Reserved.

(iii)     Any legend set forth in, or required by, the Transaction Documents.

(iv)     Any legend required by any applicable securities laws to the extent such laws are applicable to the Securities represented by the certificate, instrument, or book entry so legended.

(c)       Certificates (or reasonable evidence of issuance by book entry, as applicable) evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act or (ii) following any sale of such Conversion Shares pursuant to Rule 144. Pubco shall use commercially reasonable efforts to cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder or if requested by the Purchaser, respectively, in each case, if the proposed sale is to be made pursuant to an effective registration statement or subject to an exemption from registration under the federal securities laws. If any share of Preferred Stock is converted at a time when there is an effective registration statement to cover the resale of the Conversion Shares, or if such Conversion Shares may be sold under Rule 144 and Pubco is then in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), or if the Conversion Shares may be sold under Rule 144 without the requirement for Pubco to be in compliance with the current public information required under required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such Conversion Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or as provided in the Certificate of Designation, then such Conversion Shares shall be issued free of all legends. Pubco agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Purchaser to Pubco or the Transfer Agent of a certificate (or reasonable evidence of issuance by book entry, as applicable) representing Conversion Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate (or reasonable evidence of issuance by book entry, as applicable) representing such shares that is free from all restrictive and other legends. Pubco may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for Conversion Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to Pubco by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on Pubco’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate (or reasonable evidence of issuance by book entry, as applicable) representing Conversion Shares, as applicable, issued with a restrictive legend.

(d)       The Purchaser agrees with Pubco that the Purchaser will sell any Preferred Stock only with the prior written consent of Pubco and that the Securities will be sold pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates (or reasonable evidence of issuance by book entry, as applicable) representing Securities as set forth in this Section 4.1 is predicated upon Pubco’s reliance upon this understanding.

4.2        Acknowledgment of Dilution. Pubco acknowledges that the issuance of the Preferred Stock and the conversion into Conversion Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. Pubco further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim Pubco may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of Pubco.

4.3        Furnishing of Information; Public Information. Until the time that the Purchaser does not own any Securities, Pubco shall use commercially reasonable efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act so long as Pubco remains subject to such reporting requirements.

4.4        Integration. Pubco shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Preferred Stock in a manner that would require the registration under the Securities Act of the sale of the Preferred Stock or that would be integrated with the offer or sale of the Preferred Stock for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5        Conversion Procedures. The form of Notice of Conversion included in the Certificate of Designation sets forth the totality of the procedures required of the Purchaser in order to convert the Preferred Stock into Conversion Shares.

4.6        Securities Laws Disclosure; Publicity. The Company and the Target shall within four Business Days of the date of the entry into this Agreement (a) issue a press release disclosing the material terms of this Agreement and/or (b) file a Current Report on Form 8-K with the Commission (the “Disclosure Documents”). The Purchaser hereby consents to the publication and disclosure in any Disclosure Documents issued or filed by the SPAC Parties in connection with the execution and delivery of this Agreement and the filing of any related documentation with the Commission (and, as and to the extent otherwise required by the federal securities laws or the Commission or any other securities authorities, any other documents or communications provided by the SPAC Parties to any governmental authority or to security holders of the SPAC Parties) of the Purchaser’s identity and beneficial ownership of the Preferred Stock and the nature of the Purchaser’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the SPAC Parties, a copy of this Agreement or the form hereof. The Purchaser will promptly provide any information reasonably requested by the SPAC Parties for any regulatory application or filing made or approval sought in connection with the Business Combination or the Closing (including filings with the Commission).

4.7        Stockholder Rights Plan. No claim will be made or enforced by the SPAC Parties or, with the consent of the SPAC Parties, any other Person, that exclusively as a result of the transactions contemplated by this Agreement the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti- takeover plan or arrangement in effect or hereafter adopted by the SPAC Parties, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

4.8        Non-Public Information. From and after the issuance and filing of the Disclosure Documents, unless the Purchaser has obtained other material, non-public information through a prior relationship with the SPAC Parties or the Target or has otherwise obtained material, non-public information other than through the virtual data room in connection with the Business Combination specifically for purchasers who are to be cleansed upon the issuance and filing of the Disclosure Document, to the SPAC Parties’ knowledge, the Purchaser shall not be in possession of any material, non-public information of the SPAC Parties received from the SPAC Parties or any of their respective officers, directors, or employees or agents, and the Purchaser shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the SPAC Parties, the Placement Agent or any of its Affiliates, relating to the transactions contemplated by this Agreement, and the SPAC Parties and the Target agree that neither they, nor any other Person acting on their behalf will provide the Purchaser or its agents or counsel with any information that constitutes, or the SPAC Parties and the Target reasonably believe constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the SPAC Parties and the Target to keep such information confidential.

4.9        Use of Proceeds. Pubco shall use the net proceeds from the sale of the Preferred Stock hereunder for general corporate and working capital purposes or for purposes set forth in accordance with the Business Combination Agreement or Merger Agreement, including the payment of cash consideration, each of the foregoing in Pubco’s exclusive discretion.

4.10       Reservation and Listing of Securities.

(a)       Commencing on the Closing Date, Pubco shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b)       If, on any date following the Closing Date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 100% of (i) the Required Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors shall use commercially reasonable efforts to amend Pubco’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 75th day after such date, provided that Pubco will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

(c)       Pubco shall, as applicable: (i) promptly after the Closing Date and in connection with the registration with the Commission of the Conversion Shares, in the manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps reasonably necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as practicable thereafter and to provide to the Purchaser evidence of such listing or quotation and (iii) use commercially reasonable efforts to maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. Pubco agrees to maintain the eligibility of the Common Stock for electronic transfer through the DTC or another established clearing corporation, including, without limitation, by timely payment of fees to the DTC or such other established clearing corporation in connection with such electronic transfer.

4.11        Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales of any of Pubco’s securities during the period commencing with the execution of this Agreement and ending upon the issuance and filing of the Disclosure Documents. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by Pubco pursuant to the Disclosure Documents, the Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, Pubco expressly acknowledges and agrees that, (i) the Purchaser does not make any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of Pubco after the issuance of the Disclosure Documents and (ii) the Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of Pubco in accordance with applicable securities laws from and after the issuance of the Disclosure Documents. Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Preferred Stock covered by this Agreement. Notwithstanding anything in this Securities Purchase Agreement to the contrary, the SPAC Parties shall not publicly disclose the name of the Purchaser or any of its affiliates, or include the name of the Purchaser or any of its affiliates in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of the Purchaser, except (i) as required by the federal securities law and (ii) to the extent such disclosure is required by law, at the request of the Staff or the Commission or regulatory agency or under the regulations of the stock exchange, in which case the SPAC Parties shall provide the Purchaser with written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Purchaser regarding such disclosure.

4.12        Blue Sky Filings. The SPAC Parties shall take such action as the SPAC Parties shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or Blue Sky Laws of the states of the United States.

4.13        Registration. Pubco agrees that, within 45 calendar days after the Closing, it will use commercially reasonable efforts to file with the Commission (at its sole cost and expense) a Registration Statement registering the resale of the Conversion Shares, and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 90 calendar days after the filing thereof (or 120 calendar days after the filing thereof if the Commission notifies Pubco that it will “review” the Registration Statement) and (ii) ten Business Days after Pubco is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Pubco agrees to cause such Registration Statement, or another shelf registration statement that includes the Conversion Shares to be sold pursuant to this Agreement, to remain effective until the earliest of (i) the second anniversary of the Closing, (ii) the date on which the Purchaser ceases to hold any Preferred Stock or Conversion Shares issued pursuant to this Agreement, or (iii) on the first date on which the Purchaser is able to sell all of its Conversion Shares issued pursuant to this Agreement under Rule 144 without the public information, volume or manner of sale limitations of such rule. The Purchaser agrees to disclose its ownership to Pubco upon request to assist it in making the determination with respect to Rule 144 described in clause (iii) above. In no event shall the Purchaser be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the Commission or another regulatory agency; provided, that if the Commission requests that the Purchaser be identified as a statutory underwriter in the Registration Statement, the Purchaser will have an opportunity to withdraw its Conversion Shares from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents Pubco from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Conversion Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Conversion Shares which is equal to the maximum number of Conversion Shares as is permitted by the Commission. In such event, the number of Conversion Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. Pubco may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 after Pubco becomes eligible to use such Form S-3. The Purchaser acknowledges and agrees that Pubco may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of Pubco or would require premature disclosure of information that would adversely affect Pubco that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, provided, that, (I) Pubco shall not so delay filing or so suspend the use of the Registration Statement for a period of more than 90 consecutive days or more than a total of 120 calendar days in any 360 day period and (II) Pubco shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Purchaser of such securities as soon as practicable thereafter. If so directed by Pubco, the Purchaser will destroy all copies of the prospectus covering the Conversion Shares in the Purchaser’s possession; provided, however, that this obligation to destroy all copies of the prospectus covering the Conversion Shares shall not apply (x) to the extent the Purchaser is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up. Pubco’s obligations to include the Conversion Shares issued pursuant to this Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Purchaser furnishing in writing to Pubco such information regarding the Purchaser, the securities of Pubco held by the Purchaser and the intended method of disposition of such Conversion Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by Pubco to effect the registration of such Conversion Shares, and shall execute such documents in connection with such registration as Pubco may reasonably request that are customary of a selling shareholder in similar situations. The Purchaser acknowledges and agrees if it does not provide Pubco with such requested information, Pubco may not be able to register the Purchaser’s Conversion Shares. The Purchaser acknowledges that Pubco may file a copy of this Agreement (or form of this Agreement) with the Commission as an exhibit to a periodic report or a registration statement of Pubco.

4.14        Certain Tax Matters. The Parties agree to treat the Securities as equity of Pubco for U.S. federal income tax purposes unless otherwise required by a change in law after the date of this Agreement, a closing agreement with an applicable taxing authority, or a final judgment of a court of competent jurisdiction.

ARTICLE 5

MISCELLANEOUS

5.1        Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect hereof, upon the earlier to occur of (a) the mutual written agreement of the parties hereto to terminate this Agreement, (b) the valid termination (for any reason) of the Business Combination Agreement in accordance with its terms by any party to the same or (c) 30 days after the Outside Date (as defined in the Business Combination Agreement as in effect on the date hereof), if the Closing has not occurred by such date (provided, that the automatic termination of this Agreement pursuant to this clause (c) shall not apply if the Purchaser’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure of the consummation of the Transaction on or before the Outside Date). Additionally, (i) the SPAC Parties may terminate this Agreement with respect to the Purchaser upon a breach of any of the conditions set forth in Section 2.3(a) applicable to the Purchaser which causes such conditions not to be satisfied, and such breach has not been cured within 30 days or is incapable of being cured within 30 days, provided that the right to terminate this Agreement pursuant to this Section 5.1 shall not be available to the SPAC Parties at any time that the SPAC Parties have breached in any material respect any of the SPAC Parties’ representations, warranties, covenants or other agreements under this Agreement and such breach shall have proximately caused the failure of the consummation of the Business Combination, and shall not have been waived by the SPAC Parties; and (ii) the Purchaser may terminate this Agreement (X) upon a breach of any of the conditions set forth in Section 2.3(b) which causes such conditions not to be satisfied, and such breach has not been cured within 30 days or is incapable of being cured within 30 days, provided that the right to terminate this Agreement pursuant to this Section 5.1 shall not be available to the Purchaser at any time that the Purchaser has breached in any material respect any of the Purchaser’s representations, warranties, covenants or other agreements under this Agreement and such breach shall have proximately caused the failure of the consummation of the Business Combination, and shall not have been waived by the Purchaser or (Y) if the Closing shall not have occurred on or prior to the date on which the Target is permitted to terminate the Business Combination Agreement pursuant to Section 9.1(c) of the Business Combination Agreement, as such date may be amended or extend from time to time under the terms of the Business Combination Agreement. Notwithstanding the foregoing, nothing herein will relieve any party from liability for any intentional breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover Losses arising from such intentional breach; provided, that in the event that the Business Combination Agreement or Merger Agreement is ever terminated by the SPAC Parties and/or the Target for any reason, the Purchaser hereby agrees not to indirectly assert a claim against the Target by funding the SPAC Parties or any other party to assert any such claim.

5.2        Fees and Expenses. Except as expressly set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the Transaction Documents. For the avoidance of doubt, Pubco shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by Pubco), stamp or similar Taxes levied and all of DTC’s fees in connection with the delivery of any Conversion Shares to the Purchaser. This Section 5.2 shall survive the termination of this Securities Purchase Agreement.

5.3        Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5      Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, (a) (i) prior to the Closing, by the Company, the Target and the Purchaser and (ii) following the Closing, by Pubco, the Target and the Purchaser or, (b) in the case of a waiver, (i) prior to the Closing, by the Company, the Target or the Purchaser and (ii) following the Closing, by Pubco, the Target or the Purchaser, in each case as the case may be, dependent on the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6       Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, except as otherwise provided herein. Neither the SPAC Parties nor the Target may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other and the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Preferred Stock, provided that such transferee agrees in writing to be bound, with respect to the transferred Preferred Stock, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8       No Third-Party Beneficiaries. The Placement Agent shall be the third party beneficiary of the representations and warranties of the SPAC Parties in Section 3.1 hereof and with respect to the representations and warranties of the Purchaser in Section 3.2 hereof. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 5.8.

5.9       Governing Law. The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability hereof, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. Each of the parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or, in the event, but only in the event, that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the Proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of any such Proceeding shall be heard and determined in any such court, agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts, and hereby irrevocably waives, and agrees not to assert in any such Proceeding, any claim that it is not personally subject to the jurisdiction of such courts, or such courts are improper or inconvenient venue for such Proceeding. Each of the parties hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section  5.9, however, shall affect the right of any party to serve legal process in any other manner permitted by Law or at equity. Each party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

5.10       Survival. Only the representations and warranties contained in Section 3.1, Section 3.2 and Section 3.3 herein shall survive the Closing and the delivery of the Preferred Stock.

5.11       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13       Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and Pubco does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to Pubco, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a recission of a conversion of Preferred Stock, the Purchaser shall be required to return any shares of Common Stock subject to any exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to Pubco for such shares and the restoration of the Purchaser’s right to acquire such shares pursuant to the Certificate of Designation.

5.14      Replacement of Securities. If any certificate or instrument evidencing any Preferred Stock is mutilated, lost, stolen or destroyed, Pubco shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Pubco of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Preferred Stock.

5.15      Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser, the Target and the SPAC Parties will be entitled to specific performance under this Agreement and the other Transaction Documents each is a party thereto. The parties agree that monetary damages will not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16      Payment Set Aside. To the extent that the a SPAC Party makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to such SPAC Party, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17      Usury. To the extent it may lawfully do so, the Company (prior to the Closing) or Pubco (following the Closing), as applicable, hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company (prior to the Closing) and Pubco (following the Closing), as applicable, under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company (prior to the Closing) and Pubco (following the Closing), as applicable, may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company (prior to the Closing) or Pubco (following the Closing), as applicable, to the Purchaser with respect to Indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such Indebtedness or be refunded to the Company (prior to the Closing) or Pubco (following the Closing), as applicable, the manner of handling such excess to be at the Purchaser’s election.

5.18      Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement.

5.19      Trust Account Waiver. The Purchaser acknowledges that the Company has established the Trust Account for the benefit of the Company’s public shareholders, which holds proceeds of its initial public offering. For and in consideration of the Company entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser, for itself and the Affiliates and Persons it has the authority to bind, hereby agrees it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets in the Trust Account (or distributions therefrom to (a) the Company’s public shareholders upon the redemption of their shares and (b) the underwriters of the Company’s initial public offering in respect of their deferred underwriting commissions held in the Trust Account, in each case as set forth in the Trust Agreement (collectively, the “Trust Distributions”)), and hereby waives any claims it has or may have at any time solely against the Trust Account (including the Trust Distributions) as a result of, or arising out of, any discussions, Contracts or agreements (including this Agreement) among the SPAC Parties and the Purchaser or the Purchaser’s equity holders and will not seek recourse against the Trust Account (including the Trust Distributions) for any reason whatsoever provided that nothing in this Section  5.19 shall limit any right to specifically enforce this Agreement pursuant to Section  5.15. The Purchaser agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company and the Sponsor to induce the Company to enter into this Agreement, and the Purchaser further intends and understands such waiver to be Enforceable against the Purchaser and each of the Affiliates and Persons that it has the authority to bind under applicable Law. To the extent that the Purchaser or any of its Affiliates or Persons that it has the authority to bind commences any Proceeding against the SPAC Parties or any of their Affiliates based upon, in connection with, relating to or arising out of any matter relating to the Company or its representatives, which proceeding seeks, in whole or in part, monetary relief against the Company or its representatives, the Purchaser hereby acknowledges and agrees that its Affiliates’ sole remedy shall be against assets of the SPAC Parties and their Affiliates not in the Trust Account and that such claim shall not permit the Purchaser or such Affiliates (or any Person claiming on its behalf) to have any claim against the Trust Account (including the Trust Distributions) or any amounts contained in the Trust Account while in the Trust Account. Notwithstanding the foregoing, nothing in this Section  5.19 shall serve to limit or prohibit (i) the Purchaser’s and any Purchaser equity holder’s right to pursue a claim against the SPAC Parties and their Affiliates for legal relief against assets held outside the Trust Account (other than the Trust Distributions) or pursuant to Section  5.15 for specific performance or other non-monetary relief, or (ii) any claims that the Purchaser or any Purchaser equityholder may have in the future against the SPAC Parties’ assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account (other than the Trust Distributions) and any assets that have been purchased or acquired with any such funds) other than as contemplated by this Agreement.

5.20 NO LIABILITY UPON GOOD FAITH TERMINATION. OTHER THAN WITH RESPECT TO ANY LIABILITIES ARISING PURSUANT TO SECTION  5.2 ABOVE, NONE OF THE SPAC PARTIES, TARGET, ANY OF THEIR AFFILIATES, OR ANY OTHER PARTY TO THE BUSINESS COMBINATION AGREEMENT or Merger Agreement, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EQUITYHOLDERS, MANAGERS, MEMBERS, ADVISORS OR LEGAL COUNSEL SHALL HAVE ANY LIABILITY (INCLUDING, BUT NOT LIMITED TO, AS A RESULT OF POTENTIAL LOST PROFITS AND OPPORTUNITIES) TO THE PURCHASER AS A RESULT OF THE TERMINATION OF THIS AGREEMENT AS A RESULT OF THE GOOD FAITH TERMINATION OF THE BUSINESS COMBINATION AGREEMENT or Merger Agreement BECAUSE OF A FAILURE OF A CLOSING CONDITION TO BE MET (SOLELY TO THE EXTENT SUCH FAILURE IS OUTSIDE OF THE CONTROL OF THE TARGET OR THE SPAC PARTIES, BUT REGARDLESS OF WHETHER THE BUSINESS COMBINATION AGREEMENT or Merger Agreement IS TERMINATED BY THE SPAC PARTIES OR TARGET).

5.21 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

EQV VENTURES ACQUISITION CORP.		Address for Notice:
1090 Center Drive
Park City, UT 84098
Attention: Tyson Taylor
By:	/s/ Tyson Taylor	Email:
Name:	Tyson Taylor	[***]
Title:	Authorized Signatory

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: William J. Benitez, P.C., Julian Seiguer, P.C.

[***]

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LEFT BLANK SIGNATURE PAGE FOR
TARGET FOLLOWS]

[SIGNATURE PAGES TO
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PRESIDIO PUBCO INC.		Address for Notice:
1090 Center Drive
Park City, UT 84098
Attention: Tyson Taylor
By:	/s/ Tyson Taylor	Email:
Name:	Tyson Taylor	[***]
Title:	Authorized Signatory	[***]

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: William J. Benitez, P.C., Julian Seiguer, P.C.

[***]

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TARGET FOLLOWS]

[SIGNATURE PAGES TO
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PRESIDIO INVESTMENT HOLDINGS LLC		Address for Notice:

Presidio Investment Holdings LLC

500 W. 7th Street

Suite 1500

Fort Worth, Texas 76102

with a copy to (which shall be required for, but not constitute, notice) to:

Sidley Austin LLP

1000 Louisiana Street

Suite 5900

Houston, Texas 77002

Attention: Jeremy B. Pettit

   George J. Vlahakos

[***]

By:	/s/ Brett J. Barnes
Name:	Brett J. Barnes
Title:	Executive Vice President & General Counsel	[***]

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[SIGNATURE PAGES TO
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser: Adage Capital Partners, L.P.

Signature of Authorized Signatory of Purchaser: /s/ Daniel J Lehan

Name of Authorized Signatory: Daniel J Lehan

Title of Authorized Signatory: COO & CCO

[***]

Address for Notice to Purchaser:

200 Clarendon St. 52nd Floor

Boston, MA 02116

Attn: Operations Team

[***]

Address for Delivery of Preferred Stock to Purchaser (if not same as address for notice):

[***]

[SIGNATURE PAGES TO
SECURITIES PURCHASE AGREEMENT]

SCHEDULE A

Name of Purchaser	Subscription Amount	Shares of Series B Preferred Stock
Adage Capital Partners, L.P.	$25,000,000	27,173

SCHEDULE A

ANNEX A

Accredited Investor Status

The Purchaser represents and warrants that the Purchaser is an “accredited investor” (an “Accredited Investor”) as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

For Natural Persons

The Purchaser is a natural person and (please check all boxes that apply):

☐	has an individual net worth or a joint net worth with the Purchaser’s Spousal Equivalent[1] in excess of $1,000,000 (determined by subtracting total liabilities from total assets)[2];

☐	had an individual income in excess of $200,000 (or a joint income together with the Purchaser’s spouse or Spousal Equivalent in excess of $300,000) in each of the two most recently completed calendar years, and reasonably expects to have an individual income in excess of $200,000 (or a joint income together with the Purchaser’s spouse or Spousal Equivalent in excess of $300,000) in the current calendar year;

☐	holds in good standing one or more of the following professional certifications: General Securities Representative license (Series 7), Private Securities Offerings Representative license (Series 82), or Investment Adviser Representative license (Series 65);

☐	is a director, executive officer or general partner of the Company, which is the issuer of the securities being offered or sold; and/or

☐	is a “family client,” as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), whose prospective investment in the Partnership is directed by that person’s Qualified Family Office (as defined below).

For Entities

The Purchaser is an entity and (please check all boxes that apply):

☒	is a corporation, partnership, limited liability company, Massachusetts or similar business trust or organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring interests in the Partnership that has total assets in excess of $5,000,000;

[1]	“Spousal Equivalent” means the Purchaser’s spouse or a cohabitant occupying a relationship generally equivalent to that of a spouse.

[2]	For purposes of calculating the Purchaser’s net worth or joint net worth with the Purchaser’s Spousal Equivalent, the calculation should exclude the Purchaser’s primary residence and indebtedness thereon up to the gross value of such residence; provided, that if the amount of such indebtedness outstanding at the time of Purchaser’s admission to the Partnership would exceed the amount of such indebtedness outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability in the determination of Purchaser’s net worth. Further, for purposes of calculating the joint net worth of the Purchaser and the Purchaser’s Spousal Equivalent, the assets of the Purchaser and Spousal Equivalent need not be held jointly.

ANNEX A-1

☐	is a bank as defined in Section 3(a)(2) of the Securities Act, a savings and loan association, or other institution defined in Section 3(a)(5)(A) of the Securities Act acting in either its individual or fiduciary capacity (this includes a trust for which a bank acts as trustee and exercises investment discretion with respect to the trust’s decision to invest in the Partnership);

☐	is a broker dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

☐	is an investment adviser registered pursuant to Section 203 of the Advisers Act, or registered pursuant to the laws of a U.S. state;

☐	is an investment adviser relying on the exemption from registering with the U.S. Securities and Exchange Commission under Section 203(l) or (m) of the Advisers Act;

☐	is an insurance company as defined in Section 2(a)(13) of the Securities Act;

☐	is an investment company registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), or a business development company as defined in Section 2(a)(48) of the Investment Company Act;

☐	is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended;

☐	is a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act of 1972, as amended;

☐	is a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of employees, having total assets in excess of $5,000,000;

☐	is an employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (a) for which the investment decision to acquire an interest in the Partnership is being made by a plan fiduciary, as defined in Section 3(21) of ERISA, that is either a bank, savings and loan association, insurance company, or registered investment adviser, (b) which has total assets in excess of $5,000,000, or (c) which is self-directed, with the investment decisions made solely by persons who are Accredited Investors;

☐	is a private business development company as defined in Section 202(a)(22) of the Advisers Act;

☐	is a trust not formed for the specific purpose of acquiring interests in the Partnership with total assets in excess of $5,000,000 and directed by a person who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Partnership;

☐	is a revocable trust (including a revocable trust formed for the specific purpose of acquiring an interest in the Partnership) and the grantor or settlor of such trust is an Accredited Investor;

ANNEX A-2

☐	is a “family office” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, (a) with assets under management in excess of $5,000,000, (b) that was not formed for the specific purpose of acquiring interests in the Partnership, and (c) whose prospective investment in the Partnership is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of an investment in the Partnership (such a family office, a “Qualified Family Office”);

☐	is a “family client,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, whose prospective investment in the Partnership is directed by its Qualified Family Office;

☐	is an entity of a type not listed above that (i) was not formed for the specific purpose of acquiring interests in the Partnership and (ii) that owns “investments” (as defined in Rule 2a51-1(b) under the Investment Company Act) in excess of $5,000,000; and/or

☐	is an entity in which each equity owner is an Accredited Investor.[3]

Agreed and Accepted (Individual):

Name:

By:

Agreed and Accepted (Entity):

Entity: Adage Capital Partners, L.P.

By:	/s/ Daniel J Lehan
Name:	Daniel J Lehan
Title:	COO & CCO

[3]

For purposes of selecting this response, it is permissible to look through various forms of equity ownership to natural persons. Those natural persons and all other equity owners of the entity seeking Accredited Investor status must be Accredited Investors.

ANNEX A-3

EXHIBIT A

Presidio Production Company
Certificate of Designation
Of
Preferences,
Rights and Limitations
of
Series B Perpetual PARTICIPATING CONVERTIBLE Preferred Stock

Pursuant to Section 151(g) of the
Delaware General Corporation Law

The undersigned, [—], does hereby certify that:

1.       He is the [Officer] of [Presidio Production Company], a Delaware corporation (the “Company”).

2.       The Company is authorized to issue [—] shares of preferred stock, [—] of which have been issued and designated as the “Series A Perpetual Preferred Stock”.

3.       The following resolutions were duly adopted by the board of directors of the Company (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Company provides for a class of its authorized stock known as preferred stock, consisting of [—] shares, $0.0001 par value per share, issuable from time to time in one or more series;

WHEREAS, it is the desire of the Board of Directors to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to [—] shares of the preferred stock to be known as “Series B Perpetual Participating Convertible Preferred Stock” which the Company has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF SERIES B PERPETUAL PARTICIPATING CONVERTIBLE PREFERRED STOCK

Section 1 Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1 of the Purchase Agreement.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to (i) the Holder’s obligations to pay for the Securities and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A common stock of the Company, par value $0.0001 per share.

“Company Group” means the Company and its Subsidiaries.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Deemed Liquidation Event” means: (i) a merger or consolidation in which (a) the Company is a constituent party or (b) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation; provided, that, a Deemed Liquidation Event shall not include any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (ii) (a) the sale, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or (b) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale is to a wholly owned subsidiary of the Company.

“Delaware Courts” shall have the meaning set forth in Section 9(c).

“Holder” shall have the meaning set forth in Section 2(b).

“Indebtedness” means any principal amount in respect of indebtedness for borrowed money.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2(a).

“Preferred Stock Register” shall have the meaning set forth in Section 2(b).

“Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of February 23, 2026, by and among the Company, EQV Ventures Acquisition Corp., a Cayman Islands exempted company, Presidio PubCo Inc., a Delaware corporation, Presidio Investment Holdings LLC, a Delaware limited liability company, and Adage Capital Partners, L.P, as amended.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Certificate of Designation, the Purchase Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.

“U.S. Person Certification” shall have the meaning set forth in Section 9(j).

Section 2 Designation, Amount and Par Value.

(a)       The series of preferred stock shall be designated as “Series B Perpetual Participating Convertible Preferred Stock” (the “Preferred Stock”), and the number of shares so designated shall be 27,173. Each share of Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $1,000.

(b)       The Company shall cause its Transfer Agent to register restricted book-entry shares of the Preferred Stock upon records to be maintained by the Transfer Agent for that purpose (the “Preferred Stock Register”), in the name of the holder thereof (the “Holder”) from time to time. The Company shall cause its Transfer Agent to register the transfer of any shares of Preferred Stock in the Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Company at its address specified herein and after the Holder shall have provided to the Company such documentation and the Company’s counsel has provided such legal opinions, if any, as may be reasonably requested by the Company (including any documentation required by the Transfer Agent with respect to such transfer). Upon the registration of such transfer, a new certificate (to the extent such shares are certificated) evidencing the shares of Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three Business Days. The Board of Directors may provide by resolution or resolutions that some or all of the Preferred Stock shall be uncertificated shares. The Company shall not be required to register, or cause its Transfer Agent to register, or record any transfer of any shares of the Preferred Stock that would violate, conflict with, or fail to be in compliance with federal or state securities laws.

(c)       No fractional shares or scrip representing fractional shares shall be issued with regard to the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the stated value set forth in Section 2(a) or round up to the next whole share.

Section 3 Dividends. From and after the first date of issuance of any shares of Preferred Stock (the “Initial Issuance Date”), the Holder shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, and as otherwise provided in the amended and restated certificate of incorporation of the Company, out of funds legally available therefor, dividends. If the Company shall declare, pay or set apart any dividend or other distribution on the Common Stock, it shall simultaneously declare, pay and/or set apart for payment or distribution for each share of Preferred Stock, a dividend and/or distribution in an amount equal to the amount the Holder of the Preferred Stock would be entitled to receive if the Holder had converted the Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

Section 4 Voting Rights. Except as otherwise required by Delaware law, the Holder of Preferred Stock shall have no voting, consent or approval rights.

Section 5 Ranking; Liquidation Rights. The Preferred Stock shall rank pari passu to all of the Common Stock and any other class or series of capital stock of the Company currently existing or hereafter authorized, classified or reclassified by the Company and not expressly made senior to or on parity with the Preferred Stock and shall rank junior to the Company’s Series A Perpetual Preferred Stock, in each case, as to the payment of dividends or distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily. In the event of any liquidation, dissolution or winding-up of the Company, the Holder will be entitled to the same payment of dividends or distributions of assets as if the Holder converted each share of Preferred Stock owned by the Holder into Common Stock immediately prior to the liquidation, dissolution or winding-up of the Company (without regard to any limitations on conversion set forth herein). The Preferred Stock shall rank junior to the Company Group’s existing and future Indebtedness.

Section 6 Transfer Restrictions. The Preferred Stock shall not be transferred, assigned, or pledged at any time without the Company’s prior written consent, subject to applicable law and Section 7(b) below.

Section 7 Conversion.

(a)       Conversions at Option of the Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time at the option of the Holder thereof into 100 shares of Common Stock (subject to the limitations set forth in Section 7(d) below). The Holder shall effect conversions by providing the Company with the form of conversion notice attached hereto as Exhibit A (a “Notice of Conversion”), unless the Company directs the Holder that the Notice of Conversion shall be delivered to the Transfer Agent. Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by e-mail attachment or by a nationally recognized overnight courier service such Notice of Conversion to the Company (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Company is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, the Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Company unless all of the shares of Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock shall be canceled and shall not be reissued, and all rights (other than the right to receive the Conversion Shares) with respect to such shares will terminate. The Company’s stock ledger and transfer book shall serve as the exclusive record of outstanding shares of Preferred Stock.

(b)       Automatic Conversion. If any shares of Preferred Stock are transferred to any Person that is not an Affiliate of the Holder in compliance with Section 6, each such share of Preferred Stock shall be automatically converted into 100 shares of Common Stock (subject to adjustments as described herein) at the closing of such transfer without any further action by the Holder or such transferee, which Conversion Shares shall be issued to such transferee in book-entry form at the Transfer Agent (the “Automatic Conversion”). Following an Automatic Conversion and subject to applicable law, the Company will use its commercially reasonable efforts to deliver, or cause to be delivered, to such transferee the number of Conversion Shares being acquired upon such Automatic Conversion, which, on or after the one year anniversary of the Closing Date, will be free of restrictive legends and trading restrictions, provided that the transferee delivers to the Company and its counsel all customary documentation and certifications requested by the Company, its counsel and the Transfer Agent. To the extent the Conversion Shares are issued free of restrictive legends and trading restrictions, the Company shall deliver the Conversion Shares required to be delivered by the Company following an Automatic Conversion electronically through the Depository Trust Company if the Company is then a participant or another established clearing corporation performing similar functions. In the event of any automatic conversion described in this Section 7(b), the Beneficial Ownership Limitation described in Section 7(d) below shall not apply.

(c)       Mechanics of Conversion

(i)       Delivery of Conversion Shares Upon Conversion. Not later than the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date relating to an optional conversion pursuant to Section 7(a) (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the converting Holder the number of Conversion Shares being acquired upon the conversion of the Preferred Stock, which, on or after the one year anniversary of the Closing Date, will be free of restrictive legends and trading restrictions, provided the converting Holder delivers to the Company and its counsel all requested customary documentation and certifications. To the extent the Conversion Shares are issued free of restrictive legends and trading restrictions, the Company shall deliver the Conversion Shares required to be delivered by the Company under this Section 7 electronically through the Depository Trust Company if the Company is then a participant or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

(ii)       Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as reasonably directed by the Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such conversion, in which event the Company shall promptly return to the Holder any original Preferred Stock certificate delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to the Holder pursuant to the rescinded Notice of Conversion.

(iii)       Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other Holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 8) upon the conversion of the then outstanding shares of Preferred Stock (assuming for such purpose that any such conversions are made without regard to any limitations on conversion set forth herein). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, in accordance with this Certificate of Designation, be duly authorized, validly issued, fully paid and nonassessable.

(iv)       Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of such shares of Preferred Stock and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(d)       Beneficial Ownership Limitation. The Holder will be subject to the provisions contained in this Section 7(d); however, the Holder may notify the Company in writing in the event that it elects to opt out of the provisions contained in this Section 7(d), with such election taking effect on the 61st day following the Company’s receipt of such notice. Unless such election has been made and has become effective in accordance with the foregoing sentence, the Company shall not effect any conversion of the Preferred Stock, and the Holder shall not have the right to convert all or any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of 9.9% of the Company’s Common Stock (or such other amount as the Holder may specify) (the “Beneficial Ownership Limitation”). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Preferred Stock beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 7(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 7(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The Holder shall provide the Company with any information reasonably requested by the Company in connection with this Beneficial Ownership Limitation and the provisions related thereto, in each case with respect to the Company’s reporting obligations pursuant to the Securities Act, the Exchange Act, or other federal or state securities regulations. For purposes of this Section 7(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the reasonable written or oral request (which may be via email) of the Holder, the Company shall within two Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Preferred Stock, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Beneficial Ownership Limitation applicable to the Holder, provided, however, that any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Holder of Preferred Stock.

Section 8 Certain Adjustments.

(a)       Stock Dividends and Stock Splits. If the Company, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the number of shares of Common Stock into which a share of Preferred Stock can be converted shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately after such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event. Any adjustment made pursuant to this Section 8(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)       Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of a dividend on, this Preferred Stock or any cash distributions), by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but excluding in any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event) (a “Distribution”), in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever such grant, issuance or sale, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c)       Fundamental Transaction

(i)       If, at any time while this Preferred Stock is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a stock split, combination or reclassification of shares of Common Stock covered by Section 8(a)), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company, and such event(s) do not constitute a Deemed Liquidation Event (each a “Fundamental Transaction”), then upon the consummation of such Fundamental Transaction, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 7(d) on the conversion of this Preferred Stock), the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 7(d) on the conversion of this Preferred Stock).

(ii)       For purposes of any such conversion, the number of shares of Common Stock issuable upon the conversion of a share of Preferred Stock shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the number of shares of Common Stock issuable upon the conversion of a share of Preferred Stock among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holder’s new preferred stock consistent with the foregoing provisions and evidencing the Holder’s right to convert such preferred stock into Alternate Consideration.

Section 9 Miscellaneous.

(a)       Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by e-mail, or sent by nationally recognized overnight courier service, addressed to the Company, at the address set forth below or the address or e-mail address most recently provided to the Holder by the Company for purposes of notice hereunder: 500 W. 7th Street, Suite 1500, Fort Worth, Texas 76102, [insert e-mail address] or such other e-mail address or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to the Holder at the e-mail address or address of the Holder appearing on the books of the Company, or if no such facsimile number, e-mail address or address appears on the books of the Company at the principal place of business of the Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail at the e-mail address set forth in this Section 9(a) prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section 9(a) on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)       Lost or Mutilated Preferred Stock Certificate. If the Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Company (which shall not include the posting of any bond). The applicant for a new certificate under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement certificate.

(c)       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. All legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Certificate of Designation (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Wilmington, Delaware, County of New Castle (the “Delaware Courts”). The Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. The Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Company and the Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If the Company or the Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(d)       Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation. The failure of the Company or the Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Company or the Holder must be in writing.

(e)       Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(f)       Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(g)       Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(h)       No Preemptive Rights. The Holder will have no preemptive rights with respect to any shares of the Company’s capital stock or any of its other securities convertible into or carrying rights or options to purchase or otherwise acquire any such capital stock or any interest therein, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

(i)       Other Rights. The shares of Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Company’s certificate of incorporation or as provided by applicable law and regulation or as contained in the Preferred Stockholders Agreement.

(j)       Tax Withholding. The Company agrees that, provided that the Holder delivers to the Company or Transfer Agent a properly executed IRS Form W-9 or other certification satisfactory to the Company or Transfer Agent certifying as to the Holder’s status (or the status of the Holder’s beneficial owner(s)) as a United States person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code, as amended) and the Holder’s (or such beneficial owners’) eligibility for complete exemption from backup withholding (“U.S. Person Certification”), under current law, the Company is not expected to be required to withhold on any payments or deemed payments to the Holder. The Company and its paying agent shall be entitled to withhold taxes on all payments made to the Holder in the form of cash or otherwise treated, in the Company’s reasonable discretion, as a dividend for U.S. federal tax purposes or to request that the Holder promptly pay the Company in cash any amounts required to satisfy any withholding tax obligations, in each case, to the extent the Company or its paying agent determines in good faith it is required to deduct and withhold tax on dividend or other payments to the Holder under applicable law; provided, that the Company shall use commercially reasonable efforts to notify the Holder of any required withholding tax reasonably in advance of the date of the relevant payment. In the event that the Company does not have sufficient cash with respect to the Holder from withholding on cash payments otherwise payable to the Holder and cash paid to the Company by the Holder to the Company pursuant to the immediately preceding sentence, the Company and its paying agent shall be entitled to withhold taxes on deemed payments, including distributions of additional Preferred Stock in lieu of cash and constructive distributions on the Preferred Stock to the extent required by law, and the Company and its paying agent shall be entitled to satisfy any required withholding tax on non-cash payments (including deemed payments) through a sale of a portion of the Preferred Stock received as a dividend or from cash dividends or sales proceeds subsequently paid or credited on the Preferred Stock.

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IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by its [Officer] this [●] day of [●].

[PRESIDIO PRODUCTION COMPANY]

By:
Name:
Title:

EXHIBIT A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES B PERPETUAL PARTICIPATING CONVERTIBLE PREFERRED STOCK)

The undersigned hereby elects to convert its shares of Series B Perpetual Participating Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), as indicated below into shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of Presidio Production Company, a Delaware corporation (the “Corporation”), in accordance with the certificate of designation of such Preferred Stock, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation. No fee will be charged to the Holder for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:
Number of shares of Preferred Stock owned prior to Conversion:
Number of shares of Preferred Stock to be Converted:
Number of shares of Common Stock to be Issued:
Number of shares of Preferred Stock subsequent to Conversion:
Address for Delivery:

DWAC Instructions:

Broker no:

Account no:

[HOLDER]

By:
Name:
Title:

Exhibit A